UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

TREND INNOVATIONS HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address and telephone number of principal executive offices)

(Issuer’s telephone number)

(866) 533-0065

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

____________________________________________________________________________________

Item 1.01	Entry Into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2023, Trend Innovations Holding Inc. (the “Company”) and Paul Averill entered into an Employment Agreement pursuant to which Mr. Averill was retained as Chief Operating Officer (“COO”).

In consideration for serving as COO, Mr. Averill will receive an annual base salary of $600,000 payable in shares of common stock of the Company (the “COO Shares”), which shall be increased to $1,200,000 upon the Company up-listing to a national exchange. The COO Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters. The number of COO Shares to be issued on a quarterly basis shall be determined by dividing $150,000 (which is the quarterly pay for three months) by the Company’s 20-day VWAP. Mr. Averill shall be paid a one-time $150,000 cash payment no later than thirty (30) days after the Company raises sufficient equity financing or other working capital.

Mr. Averill is an accomplished technology and operational entrepreneur who excels at developing and executing growth strategies for venture and private equity-backed companies. He has extensive experience in building and managing high performance teams that tackle market challenges in creative and innovative ways. From August 2022 to present, Mr. Averill served as the acting CEO of Wired4Tech, Inc., an information technology services and software development company providing a range of technology services including application development, public/private cloud development, outsourcing, performance testing and tuning. Parallel to Wired4Tech, Inc Mr. Averill is acting President and COO of SOS Technologies, LLC, a crisis notification and response-time mitigation, threat surveillance and workplace safety platform. From 2011 to 2022, Mr. Averill was the founder of Wired4Health Inc., a full-service healthcare technology services company focused on data integration, any-to-any data transformation, technology risk assessment, due diligence, data-driven customer product implementations and software development. Wired4Health has implemented data-driven applications for over 3,000+ healthcare organizations and maintains in excess of 25,000 data feeds supporting 123 million unique patients.

The above offers and sales of the COO Shares were made to Mr. Averill, an accredited investor, and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offer and sale were made to an accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the 1933 Act.

The foregoing is only a brief description of the material terms of the above corporate actions and agreements, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Trend Innovations Holding Inc. and Paul Averill dated April 27, 2023

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 1, 2023	TREND INNOVATIONS HOLDING INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Treasurer, Director, Principal Financial and Accounting Officer